HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

THIRD QUARTER 2014 RESULTS

- Comparable Hotel RevPAR Improves 9.4% -

- Comparable Hotel EBITDA Margins Increase 150 bps -

- Adjusted EBITDA Increases 6.9% to $43.7 Million -

Philadelphia, PA, October 29, 2014 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the third quarter ended September 30, 2014.

Third Quarter 2014 Financial Results

Adjusted Funds from Operations (“AFFO”) in the third quarter 2014 increased $1.8 million to $28.3 million, compared to $26.5 million in the third quarter 2013.  AFFO per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) was $0.14, an increase from AFFO of $0.13 per diluted common share and OP Unit in the third quarter 2013.   As a result of common share repurchases in first quarter 2014, the Company’s weighted average diluted common shares and OP Units outstanding were approximately 207.5 million as of September 30, 2014, compared to approximately 208.6 million for the quarter ended September 30, 2013.

Net income applicable to common shareholders was $4.0 million, or $0.02 per diluted common share, for the third quarter 2014 compared to a net loss applicable to common shareholders of $1.1 million, or $0.01 per diluted common share, for the third quarter 2013.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Hersha’s third quarter performance clearly demonstrates the embedded growth and strategic value of our young, high quality, urban-transient portfolio.  The consolidated portfolio’s 12.0% RevPAR growth was primarily the result of increasing transient demand in our concentrated urban gateway markets, which allowed our operators to drive a 6.9% increase in rate during the third quarter.  The quarter’s operating results were further supported by our accretive acquisitions during the past year and the first full-quarter contribution of our two newly delivered development assets in Manhattan, which helped to drive a 31.2% increase in Hotel EBITDA.  The early success of these properties demonstrates the resiliency and strength of the Manhattan market, with ample demand driving third quarter occupancy at the Hilton Garden Inn Midtown East and the Hampton Inn Financial District of 93.9% and 85.5%, respectively.”

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Mr. Shah continued, “The delivery of our ground-up development projects and our large scale renovation projects, which were undertaken in the early part of the recovery, positions the Company to grow operating cash flow from rate-driven revenue growth and return capital to our shareholders.  An early indication was the increase in our quarterly cash dividend by 16.7% to $0.07 per share in the third quarter, representing an annualized dividend rate of $0.28 per share.  As we look towards the remainder of 2014 and into 2015, we expect the strength of our core markets, a  collaborative management approach, and a willingness to pull appropriate levers to create shareholder value.”

Third Quarter 2014 Operating Results

On a comparable basis (44 hotels), RevPAR increased 9.4% to $161.65, with an ADR increase of 5.0% to $187.99 and occupancy growth of 344 basis points to 86.0%.  ADR led growth drove the comparable portfolio’s margin performance, with EBITDA margins increasing 150 basis points to 38.5%.  The Company’s top performing market during the quarter was Boston, which reported RevPAR growth of 17.7%.  Other strong performing markets in the portfolio included the West Coast, Washington, DC and Philadelphia, reporting 15.4%, 12.0% and 11.9% RevPAR growth, respectively.

For third quarter 2014, revenue per available room (“RevPAR”) at the Company's 46 consolidated hotels as of September 30, 2014, compared to 41 hotels as of September 30, 2013, increased 12.0% to $163.35 compared to $145.82 in third quarter 2013.  The Company’s average daily rate (“ADR”) for the consolidated hotel portfolio increased 6.9% to $189.47, while occupancy increased 394 basis points to 86.2%.  Hotel EBITDA margins for the consolidated hotel portfolio increased 180 basis points to 38.7% with Hotel EBITDA increasing 31.2%, or $10.4 million, to $43.7 million.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 17 hotels as of September 30, 2014.  For third quarter 2014, the Company’s comparable New York City hotel portfolio (15 hotels) recorded an 8.7% increase in RevPAR to $218.01, as ADR rose 3.8% to $231.64, while occupancy increased 431 basis points to 94.1%.

The Manhattan hotel portfolio consisted of 14 hotels as of September 30, 2014. For third quarter 2014, the Company’s comparable Manhattan hotel portfolio (12 hotels) recorded a 9.5% increase in RevPAR to $231.38, as ADR rose 4.4% to $244.78, and occupancy increased 444 basis points to 94.5%.  The Company’s Manhattan portfolio reported EBITDA margins of 43.5% during the third quarter.

Financing

As of September 30, 2014, the Company maintained significant financial flexibility with approximately $37.9 million of cash and cash equivalents and significant capacity under the Company’s revolving line of credit provided under its credit facility.  As of September 30, 2014, 81.7% of the Company’s consolidated debt is fixed rate debt or effectively fixed through interest rate swaps and caps.  The Company’s total consolidated debt has a weighted average interest rate of approximately 4.5% and a weighted average life-to-maturity of approximately 3.8 years.

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2014 Outlook

The Company has increased its outlook for fiscal year 2014, incorporating the Company’s year-to-date performance, the impact of the Company’s completed development and capital improvement projects, as well as the continued improvement in operating and economic fundamentals, and assumes no additional acquisitions, dispositions or capital market activities.  The Company’s revised outlook for fiscal year 2014 is as follows:

	Previous Fiscal Year 2014 Guidance		Revised Fiscal Year 2014 Guidance
	Low	High	Low	High

Consolidated RevPAR Growth	6.5%	8.0%	7.5%	8.5%
Consolidated Hotel EBITDA Margin Growth	100 bps	150 bps	100 bps	150 bps

Comparable RevPAR Growth	5.0%	6.0%	5.5%	6.5%
Comparable Hotel EBITDA Margin Growth	100 bps	150 bps	100 bps	150 bps

Net Income	$48.0	$53.0	$50.0	$53.0
Net Income per Diluted Share	$0.24	$0.27	$0.25	$0.27

Total Adjusted EBITDA	$157.0	$162.0	$160.0	$163.0

Total AFFO	$95.0	$100.0	$99.0	$102.0
AFFO per Diluted Share	$0.46	$0.48	$0.47	$0.49

Dividends

Hersha paid a dividend of $0.50 per Series B Preferred Share and $0.4297 per Series C Preferred Share for the third quarter 2014.   The preferred share dividends were paid on October 15, 2014.

The Board of Trustees also declared an increased quarterly cash dividend of $0.07 per common share and per OP Unit for third quarter 2014. The increased dividend was paid on October 15, 2014 and represents an annualized rate of $0.28 per share, and reflects cash flow growth from the ramp-up and stabilization of strategic acquisitions and development projects delivered into the Company’s consolidated portfolio.

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Third Quarter 2014 Conference Call

The Company will host a conference call to discuss its financial results at 9:00 a.m. Eastern Time on Thursday, October 30, 2014.  A live webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-329-8893 or 1-719-325-2484 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Thursday, October 30, 2014, through midnight Eastern Time on Thursday, November 13, 2014. The replay can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international participants.  The passcode for the call and the replay is 3073397.  A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality, upscale hotels in urban gateway markets. The Company’s 52 hotels totaling 8,403 rooms are located in New York, Boston, Philadelphia, Washington, DC, South Florida and select markets on the West Coast. The Company’s shares are traded on The New York Stock Exchange-Euronext under the ticker “HT”. For more information on the Company, and the Company’s hotel portfolio, please visit the Company's website at www.hersha.com.

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2014 outlook for net income attributable to common shareholders, net income per weighted average common shares and OP Units outstanding, Adjusted EBITDA, Adjusted FFO, Adjusted FFO per weighted average common shares and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable EBITDA margin growth; economic and other assumptions underlying the Company’s 2014 outlook; the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, and to outperform; the ability of newly acquired hotels to achieve stabilized or projected revenue; the ongoing recovery of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to identify and complete the acquisition of hotel properties in new markets; the Company’s ability to increase margins, including hotel EBITDA margins; and the Company’s ability to achieve its forecasted stabilization rates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of

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which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of October 29, 2014, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	September 30, 2014	December 31, 2013
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $84,624 and $85,759	$1,752,115	$1,535,835
Investment in Unconsolidated Joint Ventures	11,642	12,044
Cash and Cash Equivalents	37,868	36,213
Escrow Deposits	20,045	25,938
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $121 and $43	10,637	9,141
Deferred Financing Costs, Net of Accumulated Amortization of $7,064 and $7,070	8,226	7,570
Due from Related Parties	6,803	11,124
Intangible Assets, Net of Accumulated Amortization of $3,406 and $3,227	7,412	7,603
Deposits on Hotel Acquisitions	-	18,586
Other Assets	30,861	27,460
Hotel Assets Held for Sale	-	56,583
Total Assets	$1,885,609	$1,748,097

Liabilities and Equity:
Line of Credit	$27,000	$-
Unsecured Term Loan	250,000	150,000
Unsecured Notes Payable	51,548	51,548
Mortgages Payable, including Net Unamortized Premium and Consolidation of Variable Interest Entity Debt of $54,535 and $55,714	613,668	571,953
Accounts Payable, Accrued Expenses and Other Liabilities	56,069	40,852
Dividends and Distributions Payable	17,905	15,955
Due to Related Parties	3,096	4,815
Liabilities Related to Hotel Assets Held for Sale	-	45,835
Total Liabilities	$1,019,286	$880,958

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 4,600,000 Series B and 3,000,000 Series C Shares Issued and Outstanding at September 30, 2014 and December 31, 2013, with Liquidation Preferences of $25 Per Share	$76	$76
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized at September 30, 2014 and December 31, 2013, 200,729,931 and 202,759,419 Shares Issued and Outstanding at September 30, 2014 and December 31, 2013, respectively	2,008	2,028
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at September 30, 2014 and December 31, 2013	-	-
Accumulated Other Comprehensive Loss	(90)	(376)
Additional Paid-in Capital	1,191,924	1,200,798
Distributions in Excess of Net Income	(356,567)	(364,568)
Total Shareholders' Equity	837,351	837,958

Noncontrolling Interests:
Noncontrolling Interests - Common Units	29,871	29,523
Noncontrolling Interests - Consolidated Variable Interest Entity	(899)	(342)
Total Noncontrolling Interests	28,972	29,181

Total Equity	866,323	867,139

Total Liabilities and Equity	$1,885,609	$1,748,097

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenues:
Hotel Operating Revenues	$112,927	$90,251	$304,331	$246,019
Interest Income from Development Loans	-	-	-	158
Other Revenue	50	80	149	174
Total Revenues	112,977	90,331	304,480	246,351

Operating Expenses:
Hotel Operating Expenses	60,648	50,298	166,372	137,551
Insurance Recoveries	-	-	(4,602)	(403)
Hotel Ground Rent	710	245	1,715	739
Real Estate and Personal Property Taxes and Property Insurance	8,034	6,331	22,020	17,754
General and Administrative	4,075	3,265	10,154	9,279
Share Based Compensation	1,595	1,992	4,156	6,819
Acquisition and Terminated Transaction Costs	338	27	2,144	803
Depreciation and Amortization	18,565	14,572	52,365	41,156
Contingent Consideration Related to Hotel Acquisition	1,000	-	1,000	-
Total Operating Expenses	94,965	76,730	255,324	213,698

Operating Income	18,012	13,601	49,156	32,653

Interest Income	71	450	746	1,375
Interest Expense	(11,456)	(10,711)	(32,249)	(30,293)
Other Expense	(346)	(112)	(476)	-
Gain on Disposition of Hotel Properties	-	-	7,184	-
Gain on Hotel Acquisitions, Net	-	-	13,594	12,108
Development Loan Recovery	-	-	22,494	-
Loss on Debt Extinguishment	-	-	(644)	(545)
Income before Income (Loss) from Unconsolidated Joint Venture Investments, Income Taxes and Discontinued Operations	6,281	3,228	59,805	15,298

Income (Loss) from Unconsolidated Joint Venture Investments	607	227	606	(21)

Income before Income Taxes	6,888	3,455	60,411	15,277

Income Tax Benefit	699	2,375	806	2,282

Income from Continuing Operations	7,587	5,830	61,217	17,559

Discontinued Operations
(Loss) Gain on Disposition of Discontinued Assets	-	(11)	(45)	1,032
Impairment of Discontinued Assets	-	(6,591)	(1,800)	(10,314)
Income from Discontinued Operations, Net of Income Taxes	-	3,071	288	4,432
Loss from Discontinued Operations	-	(3,531)	(1,557)	(4,850)

Net Income	7,587	2,299	59,660	12,709

Loss (Income) Allocated to Noncontrolling Interests	49	164	(1,100)	628
Preferred Distributions	(3,589)	(3,589)	(10,767)	(11,022)
Extinguishment of Issuance Costs Upon Redemption of Series A Preferred Stock	-	-	-	(2,250)

Net Income (Loss) Applicable to Common Shareholders	$4,047	$(1,126)	$47,793	$65

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Earnings per Share:
BASIC
Income from Continuing Operations Applicable to Common Shareholders	$0.02	$0.01	$0.25	$0.02
Loss from Discontinued Operations	0.00	(0.02)	(0.01)	(0.02)

Net Income (Loss) Applicable to Common Shareholders	$0.02	$(0.01)	$0.24	$0.00

DILUTED
Income from Continuing Operations Applicable to Common Shareholders	$0.02	$0.01	$0.25	$0.02
Loss from Discontinued Operations	0.00	(0.02)	(0.01)	(0.02)

Net Income (Loss) Applicable to Common Shareholders	$0.02	$(0.01)	$0.24	$0.00

Weighted Average Common Shares Outstanding:
Basic	198,597,517	198,878,496	199,270,719	198,186,963
Diluted	200,621,986	201,644,633	201,105,852	201,488,088

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

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Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Net income (loss) applicable to common shares	$4,047	$(1,126)	$47,793	$65
(Loss) income allocated to noncontrolling interest	(49)	(164)	1,100	(628)
(Income) loss from unconsolidated joint ventures	(607)	(227)	(606)	21
Gain on hotel acquisition	-	-	(13,594)	(12,108)
Development loan recovery	-	-	(22,494)	-
Loss (gain) on disposition of hotel properties	-	11	(7,139)	(1,032)
Loss from impairment of depreciable assets	-	6,591	1,800	10,314
Depreciation and amortization	18,565	14,572	52,365	41,156
Depreciation and amortization from discontinued operations	-	2,238	-	7,037
Funds from consolidated hotel operations applicable to common shares and Partnership units	21,956	21,895	59,225	44,825

Income (loss) from unconsolidated joint venture investments	607	227	606	(21)
Depreciation and amortization of purchase price in excess of historical cost	132	148	427	449
Interest in depreciation and amortization of unconsolidated joint ventures	1,797	1,700	4,304	4,294
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2,536	2,075	5,337	4,722

Funds from Operations applicable to common shares and Partnership units	24,492	23,970	64,562	49,547

Add:
Non-cash extinguishment of issuance costs upon redemption of series A preferred shares	-	-	-	2,250
Non-cash share based compensation expense	1,595	1,992	4,156	6,819
Acquisition and terminated transaction costs	338	27	2,144	803
Contingent consideration	1,000	-	1,000	-
Amortization of deferred financing costs	709	755	2,064	2,133
Amortization of discounts and premiums	(258)	(212)	(698)	(632)
Deferred financing costs written off in debt extinguishment	-	-	644	545
Straight-line amortization of ground lease expense	122	1	285	3
State and local tax expense related to reassessment of prior period assessment	253	-	302	434

Adjusted Funds from Operations	$28,251	$26,533	$74,459	$61,902

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.14	$0.13	$0.36	$0.30

Diluted Weighted Average Common Shares and Units Outstanding	207,536,702	208,559,349	208,020,568	208,474,092

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Net income (loss) applicable to common shareholders	$4,047	$(1,126)	$47,793	$65
(Loss) income allocated to noncontrolling interest	(49)	(164)	1,100	(628)
(Income) loss from unconsolidated joint ventures	(607)	(227)	(606)	21
Gain on hotel acquisition	-	-	(13,594)	(12,108)
Development loan recovery	-	-	(22,494)	-
Loss (gain) on disposition of hotel properties	-	11	(7,139)	(1,032)
Loss from impairment of assets	-	6,591	1,800	10,314
Non-operating interest income	(43)	(11)	(59)	(57)
Distributions to Preferred Shareholders	3,589	3,589	10,767	11,022
Interest expense from continuing operations	11,456	10,711	32,249	30,293
Interest expense from discontinued operations	-	1,266	354	3,779
Extinguishment of issuance costs upon redemption of series A preferred stock	-	-	-	2,250
Income tax benefit	(699)	(2,375)	(806)	(2,282)
Deferred financing costs written off in debt extinguishment	-	-	644	545
Depreciation and amortization from continuing operations	18,565	14,572	52,365	41,156
Depreciation and amortization from discontinued operations	-	2,238	-	7,037
Acquisition and terminated transaction costs	338	27	2,144	803
Contingent consideration	1,000	-	1,000	-
Non-cash share based compensation expense	1,595	1,992	4,156	6,819
Straight-line amortization of ground lease expense	122	1	285	3
State and Local tax expense related to reassessment of prior period assessment	253	-	302	434

Adjusted EBITDA from consolidated hotel operations	39,567	37,095	110,261	98,434

Income (loss) from unconsolidated joint venture investments	607	227	606	(21)
Depreciation and amortization of purchase price in excess of historical cost	132	148	427	449
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,362	3,382	9,049	9,371

Adjusted EBITDA from unconsolidated joint venture operations	4,101	3,757	10,082	9,799

Adjusted EBITDA	$43,668	$40,852	$120,343	$108,233

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 11

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 12